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                          LILLIAN VERNON CORPORATION

                              PROFIT SHARING PLAN

                AMENDED AND RESTATED EFFECTIVE OCTOBER 1, 1997









                                                                   March, 1998




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                               TABLE OF CONTENTS


ARTICLE                                                            PAGE(S)
-------                                                            -------

ONE         Definitions...........................................  4 - 13

TWO         Eligibility...........................................      14

THREE       Contributions by Members and the Employer............. 15 - 29

FOUR        Investment of Contributions and Accounts.............. 30 - 32

FIVE        Vesting............................................... 33 - 35

SIX         Withdrawals and Loans................................. 36 - 41

SEVEN       Distributions Other Than Withdrawals.................. 42 - 45

EIGHT       Management of Funds ..................................      46

NINE        Plan Administration and Fiduciaries................... 47 - 50

TEN         Amendment and Termination............................. 51 - 52

ELEVEN      General Provisions.................................... 53 - 55

TWELVE      Provisions Relating to Top-Heavy Plan................. 56 - 62


                                       2

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                                 INTRODUCTION


    The Lillian Vernon Corporation Profit Sharing Plan became effective on March 1, 1970. The restated Plan is intended to provide the employees of Lillian Vernon Corporation who are resident in the United States with the opportunity to provide for their futures by electing to set aside portions of their pay and to have the amounts so set aside supplemented by contributions made on behalf of such employees by Lillian Vernon Corporation in accordance with the terms of the Plan.

    Effective as of October 1, 1993, the Profit Sharing Plan was amended and restated in its entirety. The amendments were intended to add a pre-tax savings and employer matching feature to the Lillian Vernon Corporation Profit Sharing Plan and add the provisions required by the Tax Reform Act of 1986 and any subsequent legislation. Effective as of October 1, 1993, the frequency of valuations was changed from annually to quarterly. The plan year end was also changed from the last day of February to the last day of December.

    Effective as of October 1, 1997, the Profit Sharing Plan was again amended and restated in its entirety. The amendments were intended to change the valuation frequency and participant transaction frequency to monthly and reflect recent legislative changes.

    The Plan herein set forth is hereby designated as constituting parts of a plan intended to qualify for exemption under Section 401(a) of the Internal Revenue Code of 1986, and amendments thereto and for purposes of Section 401(a)(27) of such Internal Revenue Code, is designated as a profit-sharing plan. In addition, it is intended that participants who participate in the Plan be permitted to contribute a percentage of their compensation to the Plan on a pre-tax basis, in accordance with the provisions of Section 401(k) of the Internal Revenue Code of 1986, and amendments thereto. The terms and conditions of the Plan, as in effect prior to October 1, 1993, shall apply to transactions under the Plan prior to such date.



                                       3

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                                  ARTICLE ONE

                                  DEFINITIONS

    The following words and phrases as used herein shall have the meanings set forth below, unless a different meaning plainly is required by the context or specifically provided for:

    1.1 Accounts. The sum of a Participant's Pre-tax Contribution Account and Employer Contribution Account.

    1.2 Adjustment Factor. The cost of living factor prescribed by the Secretary of the Treasury under Section 415(d) of the Code for years beginning after December 31, 1987, applied to such items and in such manner as the Secretary shall prescribe.

    1.3 Affiliate. Any corporation which is a member of a controlled group, as defined in Section 414 of the Code, of which an Employer is a member.

    1.4 Beneficiary. Such beneficiary as may be designated from time to time by the Participant in accordance with the provisions hereof, on a form made available by the Committee for such purpose, to receive any benefits payable in the event of the Participant's death.

    1.5 Board. The Board of Directors of Lillian Vernon Corporation.

    1.6 Break in Service. A Plan Year during which a Participant has not completed more than 500 Hours of Service.










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    Solely for purposes of determining whether a Break in Service for participation and vesting purposes has occurred, an individual who is absent from work for maternity or paternity reasons, or other specified periods of absence which have been approved by the Employer pursuant to a uniform and nondiscriminatory policy, whether paid or unpaid, shall receive credit for the Hours of Service which would otherwise have been credited to such individual but for such absence, or in any case in which such hours cannot be determined, eight (8) Hours of Service per day of such absence. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence: (1) by reason of the pregnancy of the individual, (2) by reason of the birth of a child of the individual, (3) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (4) for purposes of caring for such child for a period beginning immediately following such birth or placement. The Hours of Service credited under this paragraph shall be credited (1) in the Plan Year in which the absence begins if the crediting is necessary to prevent a Service Break in that period, or (2) in all other cases, in the following Plan Year.

    1.7 Code. The Internal Revenue Code of 1986, and amendments thereto.

    1.8 Committee. The committee appointed and serving in accordance with Article Nine.

    1.9 Company. Lillian Vernon Corporation or any successor corporation by merger, purchase or otherwise.

    1.10 Compensation. The salary or wages paid by the Employer to an Employee in respect of each Plan Year, including Pre-tax Contributions made by a Participant hereunder, pre-tax contributions made to health and welfare plans under Section 125 of the Code, bonuses, commissions, severance, holiday, vacation and overtime and any other current cash compensation but excluding tuition allowances, reimbursement of moving expenses, compensation attributable








                                       5

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to stock options and other stock-related programs, car allowances and the use of Employer automobiles, deferred compensation (other than Pre-tax Contributions), third party sick pay or disability payments, and Employer contributions to other benefit plans. For Plan Years beginning after December 31, 1988, Compensation in excess of $200,000 multiplied by the Adjustment Factor, shall not be considered. For purposes of this $200,000 limitation, the family aggregation rules of Section 414(q)(6) of the Code shall apply, except that in applying such rules, the term "family" shall include only the spouse of the Participant and any lineal descendants of the Participant who have not attained age 19 before the close of the Plan Year.

         In addition to other applicable limitations set forth in the plan, and notwithstanding any other provision of the plan to the contrary, for plan years beginning on or after January 1, 1994, the annual compensation of each employee taken into account under the plan shall not exceed the OBRA '93 annual compensation limit. The OBRA '93 annual compensation limit is $150,000 as adjusted by the Commissioner for increases in the cost of living in accordance with section 401(a)(17)(B) of the Internal Revenue Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA '93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

         For plan years beginning on or after January 1, 1994, any reference in this plan to the limitation under section 401(a)(17) of the Code shall mean the OBRA '93 annual compensation limit set forth in this provision.

    1.11 Effective Date. October 1, 1997









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    1.12 Eligible Employee. An Employee who has satisfied the eligibility requirements of Section 2.1 or Section 2.2.

    1.13 Employee. A person employed by the Employer except those who are members of a collective bargaining unit. Members of a collective bargaining unit are not eligible to participate in the Plan.

    1.14 Employer. The Company and any Affiliate which has been designated by the Board as an Employer and which has adopted this Plan.

    1.15 Employer Contribution. Amounts that are contributed to the Plan by the Employer on behalf of a Participant pursuant to Section 3.2 hereof.

    1.16 Employer Contribution Account. The Value of the portion of the Trust Fund which, with respect to any Participant, is attributable to Employer Matching Contributions and Employer Profit Sharing Contributions.

    1.17 Employer Matching Contributions. Amounts that are contributed to the Plan by the Employer on behalf of a Participant pursuant to Section 3.2(a) hereof.

    1.18 Employer Profit Sharing Contributions. Amounts that are contributed to the Plan by the Employer on behalf of a Participant pursuant to Section 3.2(b) hereof.

    1.19 Employment Commencement Date. The day on which an Employee completes the first hour for which he is entitled to payment for the performance of duties.

    1.20 ERISA. The Employee Retirement Income Security Act of 1974, as amended.








                                       7

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    1.21 Five-Percent Owner. A person who owns (or is considered to own within the meaning of Section 318 of the Code) more than five percent of the total combined voting power of all stock of the Company.

    1.22 Highly Compensated Employee. Any employee who (a) during the current or the immediately preceding Plan Year was at any time a Five Percent Owner; or (b) during the immediately preceding Plan Year received compensation of $80,000 or more, as adjusted pursuant to Section 415(d) of the Code. For the purposes of this definitional Section, "Compensation" means compensation as defined in Section 414(s) of the Code but including salary reduction amounts excluded from income under Sections 125, 402(a) (8) and 402(h) (1) (B) of the Code.

    1.23 Hour of Service.

         (a) An hour for which an Employee is paid, or entitled to payment by the Employer for the performance of duties (such hours to be credited for the computation period in which the duties were performed), and

         (b) An hour for which an Employee is paid, or entitled to payment by the Employer for periods of non-working time for which the Employee receives or will receive direct compensation from the Employer, such as jury duty, vacation, severance, holidays, illness, and periods of approved absence. With respect to any period for which an Employee is compensated but has not worked, hours counted shall be included on the basis of the Employee's normal workday or work-week. This definition of Hours of Service shall be applied in compliance with Title 29 of the Code of Federal Regulations Sections 2530.200b-2(b) and (c) as promulgated by the United States Department of Labor in a consistent and nondiscriminatory manner. During any one Year of Service a maximum of 501 hours can be credited to an Employee for non-working time.








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Service credited to an Employee shall be credited to the computation period(s)
to which such hours pertain, and

         (c) An hour for which an Employee is paid, or entitled to payment by the Employer for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer (such hours to be credited for the computation period to which the award or agreement pertains), and

         (d) An hour which is part of a specified period of absence which has been approved by the Employer pursuant to a uniform and nondiscriminatory policy (whether paid or unpaid).

         (e) If a payment made or due is calculated on the basis of units of time (i.e., hours, days, weeks or months), the number of hours to be credited shall be the number of regularly scheduled working hours included in the units of time on the basis of which the payment is calculated and each hour shall be computed as only one hour, even though the Employee may be compensated at more than the straight time rate. If such payment is not calculated on the basis of units of time, the number of hours to be credited shall be equal to the amount of the payment divided by the Employee's most recent hourly rate of pay before their absence.

         (f) An Hour of Service respecting any member of a controlled group of corporations or any member of an affiliated service group (as defined in Section 414 (b) or 414 (m) of the Code) of which the Company is a member, or respecting an unincorporated trade or business which is under common control with the Company (as defined in Section 414 (c) of the Code) shall be credited as an Hour of Service with the Company.

         (g) An Hour of Service will also be credited for any individual considered an Employee for purposes of this Plan under Section 414(n) or
Section 414(o) of the Code and the regulations thereunder.








                                       9

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    1.24 Limitation Compensation. Limitation Compensation with respect to any
Participant means such Participant's wages, salaries, fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer maintaining the Plan to the extent that the amounts are includible in gross income (including, but not limited to, commissions paid to salesman, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements or other expense allowances under a nonaccountable plan (as described in Regulation 1.62-2(c)) for a Plan Year).

         Effective for Plan Years on or after January 1, 1998, Limitation Compensation shall include Pre-tax Contributions made on behalf of the Employee and amounts contributed to any welfare benefit plans maintained by the Company through a reduction in the Employee's compensation and qualifying under Code
Section 125.

    1.25 Limitation year. The calendar year.

    1.26 Net Revenues. Net revenues from the production and sale of goods, sale of services, and leasing revenues as reported in accordance with generally accepted accounting principles.

    1.27 Non-Highly Compensated Employee. An Employee who is not a Highly Compensated Employee.

    1.28 Normal Retirement Age. The date on which a Participant attains the age of sixty-five (65).

    1.29 Normal Retirement Date. The first day of the month following the later of a Participant's Termination of Employment or the Participant reaching
Normal Retirement Age.


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    1.30 Participant. An Eligible Employee who has received an Employer Profit
Sharing Contribution or who has elected to participate in the Plan pursuant to
Section 3.1(b).

    1.31 Plan. Lillian Vernon Corporation Profit Sharing Plan as set forth herein and as amended from time to time.

    1.32 Plan Administrator. Those persons designated as the Committee under Article Nine of the Plan.

    1.33 Plan Year. The accounting period of the Plan and Trust, on which records of the Plan and Trust Fund are maintained. The Plan Year shall be the twelve (12) month period ending December 31st. Except that for Plan Years ending before December 31, 1993, the Plan Year was the twelve (12) month period ending on the last day of February. The period between March 1, 1993 and December 31, 1993 shall be a short Plan Year.

    1.34 Pre-tax Contribution Account. The Value of that portion of the Trust Fund which, with respect to any Participant, is attributable to Pre-tax Contributions made by the Participant.

    1.35 pre-tax Contribution. Those amounts that are contributed to the Plan by the Employer on behalf of a Participant per the Participant's election that reduce the Participant's taxable income.

    1.36 Qualified Non-Elective Contribution. The Employer contribution made to the Plan pursuant to Section 3.3. Such contributions shall be considered an Elective Contribution for the purposes of the Plan and used to satisfy the "Actual Deferral Percentage" tests. In addition, the Employer contributions made to the Plan pursuant to Section 3.4 that are made to satisfy the "Actual Contribution Percentage" tests shall be considered Qualified Non-Elective Contributions



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and be subject to the provisions of Section 5.1 and 6.2.

    1.37 Retirement. Any termination of employment on or after the Participant's normal retirement age, except due to death.

    1.38 Spouse. A Participant's legal spouse.

    1.39 Termination of Employment. Separation from the employment of the Employer for any reason, including, but not limited to, Retirement, death, Total and Permanent Disability, resignation or dismissal with or without cause and failure to return to work (i) on the expiration of an approved leave of absence, or (ii) on or before the expiration of re-employment rights provided by law.

    1.40 Total and Permanent Disability. Total and Permanent Disability refers to a Participant who is incapacitated due to mental or physical injury, illness or disease which is anticipated to be permanent and who either is eligible for and actually in receipt of disability benefits under the Social Security Act (after any required waiting period) or has had his employment terminated because of such incapacity.

    1.41 Trust. The Trust adopted by the Company under the Trust Agreement.

    1.42 Trustee. Such person or persons or corporation appointed and acting as Trustee or successor Trustee under the Trust.

    1.43 Trust Fund. All assets of whatsoever kind or nature, including all property and income, held from time to time by the Trustee under the Trust.


                                      12


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    1.44 Valuation Date. Commencing October 1, 1997, the last business day of each calendar month or such other dates as the Committee may designate. Prior to October 1, 1997, the Valuation Date was the last day of each calendar quarter.

    1.45 Value. When used to refer to the interest of a participant in the Trust Fund on any given date, the value of their Accounts as determined in accordance with the provisions of the Plan.

    1.46 Year of Service. A Participant shall receive credit for a Year of Service for each Plan Year during which they complete 1,000 Hours of Service. Employees who complete 1,000 Hours of Services between January 1, 1993 and December 31, 1993 will receive credit for a Year of Service. Employees who complete 1,000 Hours of Service between March 1, 1993 and February 28, 1994 will also receive credit for a Year of Service. An employee may receive credit for two Years of Service during the period from January 1, 1993 to February 28, 1994.


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                                  ARTICLE TWO

                                  ELIGIBILITY



    2.1 Eligibility. Effective 1/1/98, each Employee shall become an Eligible Employee in this Plan on the first day of the calendar quarter following the completion of 12 months of employment in which such Employee completes at least 1,000 Hours of Service.

         After the first 12 months of employment, the Employee shall become an Eligible Employee on the January 1 following the first calendar year in which the employee completes 1,000 hours of service, beginning with the calendar year that includes the Employee's one-year anniversary.

         Employees who are Participants in the Plan as of January 1, 1998 are automatically eligible to participate.

    2.2 Reinstatement of Eligibility Upon Rehire. An Eligible Employee who is reemployed after a Break in Service and the number of consecutive 1-year
Breaks in Service equals or exceeds 5, shall have to satisfy the requirements of Section 2.1. Otherwise an employee becomes an Eligible Employee on the first day of the calendar quarter following their reemployment date.










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                                 ARTICLE THREE

                CONTRIBUTIONS BY PARTICIPANTS AND THE EMPLOYER

    3.1 Pre-tax Contributions.

         (a) Subject to the limitations of Sections 3.3 and 3.6 hereof, each Eligible Employee may elect to contribute to the Plan, by completing an enrollment form in accordance with subsection (b), an amount equal to any selected whole percentage up to ten percent (10%) of their Compensation as a Pre-tax Contribution, effective as of the first paydate coinciding with or following the date on which they become an Eligible Employee, or the first paydate following any later Valuation Date. Such Participant's Pre-tax Contribution may not exceed $9,500 (increased as permitted under Section 402
(g) (5) of the Code) during any calendar year. Notwithstanding any other provision of the Plan, Pre-tax Contributions in excess of this limit and income allocable thereto shall be distributed no later than the following April 15 to Participants who claim such excess amount for the preceding calendar year. The Participant's claim shall be in writing and submitted to the Committee no later than March 1, following the close of the calendar year in which the excess deferral occurred. Excess deferrals can only occur if a Participant made Pre-tax Contributions to more than one plan in a calendar year. The claim shall specify the amount of the excess Pre-tax Contributions for the preceding calendar year and shall be accompanied by the Participant's written statement that if such amounts are not distributed, such excess Pre-tax Contributions when added to amounts deferred under other plans or arrangements described in Sections 401(k), 408(k) or 403(b) of the Code, will exceed the limit imposed on the Participant by Section 402(g) of the Code for the year in which the deferral occurred.

         Excess Pre-tax Contributions shall be adjusted for any income or loss up to the end of the calendar year in which the excess arose. The income or loss allocable to excess Pre-tax








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Contributions is the income or loss allocable to the Participant's Pre-tax
Contribution Account for the preceding calendar year multiplied by a fraction, the numerator of which is such Participant's excess Pre-tax Contribution for the year and the denominator is the Participant's account balance attributable to Pre-tax Contributions without regard to any income or loss occurring during such calendar year.

         A Participant may elect to change their contribution rate as of the first paydate following any Valuation Date (in a manner established by the Committee). A Participant may elect to change their contribution rate as often as each Valuation Date. The Committee may designate dates as of which enrollments and changes must be received prior to a paydate or Valuation Date.

         Each Participant's contributions shall be paid into the Plan as soon as practicable and shall be credited to their Pre-tax Contribution Account.

         (b) Enrollment Form. Each Eligible Employee may become a Participant by executing an enrollment form specifying the percentage of their Compensation to be contributed to the Plan as Pre-tax Contributions. Each Eligible Employee shall designate a Beneficiary or Beneficiaries to receive their account in the event of their death. The Committee may designate dates as of which enrollments and changes must be received prior to a paydate or Valuation Date.

         3.2 Employer Contributions.

         (a) The Employer may, with respect to each eligible Participant, make Employer Matching Contributions to the Plan, equal to a percentage of such Participant's Pre-tax Contributions for the calendar quarter. With respect to a Participant who has a Termination of Employment (excluding an authorized leave of absence or illness, death, Retirement and Total and Permanent Disability) during the calendar quarter, such Participant shall not receive an Employer








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Matching Contribution for the calendar quarter in which they terminate, unless such Participant terminates on the last day of the calendar quarter. Employer Matching Contributions are voluntary and can be increased, decreased, or suspended at the Employer's discretion.

         (b) The Employer may, with respect to Eligible Employees, make an Employer Profit Sharing Contribution to the Plan each Plan Year. The Employer Profit Sharing Contribution shall be allocated to Eligible Employee's accounts in the proportion that the Eligible Employee's Compensation during the Plan Year bears to the aggregate Compensation during the Plan Year of all those Eligible Employees entitled to an allocation of the Employer's Profit Sharing Contribution in such Plan Year. With respect to an Eligible Employee who has less that 1,000 Hours of service during the Plan Year, such Eligible Employee shall not receive an Employer Profit Sharing Contribution for the Plan Year. For the short plan year from March 1, 1993 to December 31, 1993 an employee must have 833 hours of service to receive an Employer Profit Sharing Contribution.

         The Employer Profit Sharing Contributions with respect to an Eligible Employee shall be paid into the Plan annually and credited to such Eligible Employee's Employer Contribution Account.

         Employer Contributions shall be made in cash or in kind, as determined by the Board.

3.3 Non-Discrimination for Pre-tax Contributions.

         (a) If the Pre-tax Contributions made on behalf of Highly Compensated Employees for any Plan Year after 1996 do not satisfy either of the following tests:










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         (i)      the average deferral percentage of Highly Compensated
                  Employees is not more that the average deferral percentage of all other Employees multiplied by 1.25 or

         (ii) the excess of the average deferral percentage of Highly Compensated Employees is not more than two percentage points, and the average deferral percentage of Highly Compensated Employees is not more than the average deferral percentage of all other Employees multiplied by 2.0, such excess contribution (and any income allocable thereto) shall be returned to the Participants on whose behalf such contributions were made by the end of the following Plan Year.

         (b) With respect to any Plan Year in which Pre-tax Contributions made on behalf of Participants who are Highly Compensated Employees exceed the applicable limit set forth in this Section 3.3, the Committee may reduce the amount of excess Pre-tax Contributions made on behalf of such Highly Compensated Employees as described in the following sentence. Any distribution of the excess Pre-tax Contributions for any Plan Year (and any income allocable to such contributions) shall be made to Highly Compensated Employees on the basis of the amount of Pre-tax Contributions made by each of the Highly Compensated Employees to the extent necessary to satisfy Section 3.3(a). This process shall be repeated until Section 3.3(a) is satisfied, in accordance with Treasury Regulation Section 1.401(k)-1(f)(2). Such excess Pre-tax Contributions shall be distributed (along with earnings attributable to such excess Pre-tax Contributions) to the affected Highly Compensated Employees as soon as practicable after the end of such Plan Year, and in all events prior to the end of the next following Plan Year.










                                      18

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Income on excess Pre-tax contributions shall be determined by multiplying the income allocated for the Plan Year in which such excess Pre-tax Contributions were made by a fraction, the numerator of which is the excess Pre-tax Contributions for such Participant for the Plan Year, and the denominator of which is the Pre-tax Contribution Account balance for such Participant as of the first day of the Plan Year, plus the Pre-tax Contributions made by or on behalf of the Participant during the Plan Year.

         (c) For purposes of this Section 3.3, the term "average deferral percentage" shall mean with respect to any specified group of Employees for any Plan Year, the average of the ratios (calculated separately for each Employee in the group) of:

                  (i) the Pre-tax Contributions contributed on behalf of such Employees for such Plan Year to

                  (ii)     Such Employee's Compensation for such Plan Year.

Such average deferral percentage shall be computed to the nearest one-hundredth of one percent of the Employee's Compensation.

         (d) In the event that any portion of a Participant's Pre-tax Contributions is returned pursuant to Section 3.1 as a result of the $9,500 (as adjusted by the Secretary of the Treasury) limit applicable to Pre-tax Contributions, such Participant's average deferral percentage shall be determined before such excess deferral is returned, provided such Participant is a Highly Compensated Employee.










                                      19

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         (e)      The average deferral percentage for any Highly Compensated
                  Employee who is eligible to have pre-tax contributions allocated to his account under one or more plans described in Code Section 401(k) maintained by an Affiliate in addition to this Plan shall be determined as if all such contributions were made to this Plan.

         In the event any of the Plans described herein must be combined with one or more other plans in order to satisfy the requirements of Section 410(b) of the Code, then all cash or deferred arrangements that are included in such plans shall be treated as a single arrangement for purposes of determining the average deferral percentage.

         Notwithstanding the above, within twelve (12) months after the Plan Year, the Employer may in lieu of or in conjunction with the reductions described in Section 3.3 make a special Qualified Non-Elective Contribution on behalf of Non-Highly Compensated Participants in an amount sufficient to satisfy one of the tests set forth in Section 3.3. Such contribution shall be allocated to the Participant's elective account of each Non-Highly Compensated Participant in the following manner:

         (i) Allocate an amount equal to twenty-five (25) percent of Compensation as defined in Section 1.12 to the lowest paid eligible Participant. If this allocation results in the participant exceeding the limitations set forth in Section 3.6, the allocation will be reduced until such limitation as prescribed by Section 3.6 is met.

         (ii) The process outlined in Step (i) shall be repeated to the next lowest paid eligible Participant until the limitations in Section 3.3 are satisfied.










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         Contributions made pursuant to this Section shall be 100% vested at all times and shall be subject to the same limitations as to withdrawals (except Hardship pursuant to Section 6.2) and distributions as Pre-tax Contributions.

               3.4.    Non-Discrimination for Employer Matching Contributions

               (a) If the Matching Contributions made on behalf of Highly Compensated Employees for any Plan Year after 1996 do not satisfy either of the following tests:

                       (i) the average contribution percentage for Highly Compensated Employees may not be more than the average contribution percentage of all Employees multiplied by 1.25, or

                       (ii) the excess of the average contribution percentage for Highly Compensated Employees may not be more than two percentage points, and the average contribution percentage for Highly Compensated Employees is not more than the average contribution percentage of all other Employees multiplied by 2.0;

such excess contribution made on behalf of Highly Compensated Employees (and any income allocable thereto) shall be distributed to the affected Highly Compensated Employees by the end of the following Plan Year.

         Income on excess Matching Contributions shall be determined by multiplying the income allocated for the Plan Year in which such excess Matching Contributions were made by a fraction, the numerator of which is the excess Matching Contributions for such Participant for the Plan Year, and the denominator of which is the Matching Contribution Account balance for

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such Participant as of the first day of the Plan Year, plus the Matching
Contributions made on behalf of the Participant during the Plan Year.

         (b) For purposes of this Section 3.4, the term "average contribution percentage" shall mean, with respect to any specified group of Employees for any Plan Year, the average of the ratios (calculated separately for each Employee in the group) of:

                  (i) the Matching Contributions made on behalf of such Employees for such Plan Year to

                  (ii)     such Employee's Compensation for such Plan Year.

         Such average contribution percentage shall be computed to the nearest one-hundredth of one percent of the Employee's Compensation.

         If required, the distribution of contributions necessary to satisfy the requirements of this Section 3.4 (and any income allocable to such contributions) shall be accomplished as provided in the following sentence. Any distribution of the excess contributions for any Plan Year shall be made to Highly Compensated Employees on the basis of the amount of such contributions made on behalf of each Highly Compensated Employee to the extent necessary to satisfy Section 3.4(a). This process shall be repeated until
Section 3.4(a) is satisfied, in accordance with Treasury Regulation Section 1.401(m)-1(e)(2). The vested portion of excess Matching Contributions (along with income attributable to such excess contributions) shall be distributed to the affected Participants who are Highly Compensated Employees as soon as practicable after the end of such Plan Year, and in all events prior to the end of the next following Plan Year. The amount of excess Matching Contributions that are not vested shall be forfeited, and shall be used to reduce future Employer Matching Contributions.

         (c) The average contribution percentage for any Highly Compensated Employee for any Plan Year who is eligible to have matching employer contributions made on his behalf under one or more plans described in Section 401(a) of the Code maintained by an Affiliated Company in addition to this Plan shall be determined as if all such contributions were made to this Plan.

                  In the event that this Plan must be combined with one or more other plans in order to satisfy the requirements of Code Section 410(b), then the average contribution percentage shall be determined as if all such plans were a single plan.

         (d) Any other provision to the contrary notwithstanding, the provisions of this Section 3.4(d) shall apply with respect to a Plan Year if the conditions of both (i) and (ii) are satisfied:

                  (i) the sum of (1) the "Average Deferral Percentage" (as defined in Section 3.3(c) for the group of Eligible Employees who are Highly Compensated Employees and (2) the "Average Contribution Percentage" (as defined in Section 3.4(b) for such group of Highly Compensated Employees exceeds the "Aggregate Limit" (as hereinafter defined), and

                  (ii) both (1) the average Deferral Percentage for the group of Employees who are Highly Compensated Employees exceeds 125% of the Average Deferral Percentage of all other Employees and (2) the Average Contribution Percentage of such group of Highly Compensated Employees exceeds 125% of the Average Contribution Percentage of all such other Employees.

         The term "Aggregate Limit" means the greater of the sum of (i) and
(ii) below or the sum of (iii) and (iv) below:

         (i) 125% of the greater of (1) the Average Deferral Percentage of the group of Employees who are not Highly compensated Employees, or (2) the Average Contribution Percentage of the group of Employees who are not Highly Compensated Employees, and

         (ii) two plus the lesser of (iii)(1) or (iii)(2) (but in no event more than 200% of the lesser of (iii)(1) or (iii)(2) above).

         (iii) 125% of the lesser of (1) the Average Deferral Percentage of the Group of Employees who are not Highly Compensated Employees, or (2) the Average Contribution Percentage of the group of Employees who are not Highly Compensated Employees, and

         (iv) two plus the greater of (iii)(1) or (iii)(2) above (but in no event more than 200% of the greater of (iii)(1) or
                  (iii)(2) above).

         If the Average Deferral Percentage and/or Average Contribution Percentage for the group of Employees who are Highly Compensated Employees, determined after any corrective distribution of excess amount in accordance with the provisions of Sections 3.3 and 3.4 have been effectuated, exceed an amount which would cause the limits set forth in the foregoing provisions of this Section 3.4(d) to be exceeded, the amount of Pre-tax Contributions and Matching Contributions shall be reduced, in the same manner and at the same time as such contributions are reduced in accordance with Sections 3.3 and 3.4, but only to the extent necessary to bring the Plan into compliance with the applicable limits set forth in this Section 3.4(d).

         Notwithstanding the above, within twelve (12) months after the Plan Year, the Employer may in lieu of or in conjunction with the reductions described in Section 3.4 make a special Qualified Non-Elective Contribution on behalf of Non-Highly Compensated Participants in an amount sufficient to satisfy one of the tests set forth in Section 3.4. Such contribution shall be allocated to the Participant's elective account of each Non-Highly Compensated Participant in the following manner:

                  (i) Allocate an amount equal to twenty-five (25) percent of Compensation as defined in Section 1.12 to the lowest paid eligible Participant. If this allocation results in the participant exceeding the limitations set forth in Section 3.6, the allocation will be reduced until such limitation as prescribed by Section 3.6 is met.

                  (ii) The process outlined in Step (i) shall be repeated to the next lowest paid eligible Participant until the limitations in Section 3.4 are satisfied.

         Contributions made pursuant to this Section shall be 100% vested at all times and shall be subject to the same limitations as to withdrawals (except Hardship pursuant to Section 6.2) and distributions as Pre-tax Contributions.

         3.5 Voluntary Suspension. A Participant may suspend their contributions at any time to be effective as soon as administratively feasible. Such suspension may last indefinitely. The Participant may resume their contributions as of the first paydate following any Valuation date by giving at least fifteen (15) days' prior notice (in a manner established by the Committee) to the Company. A Participant will not be permitted to make up suspended contributions.

    3.6 Limitations on Contributions.

         (a) Basic Limitation. Notwithstanding any other provision of this Plan, other than Section 3.6 (c) below, the Annual Addition (as defined in subsection (b) of this section) to a Participant's Accounts shall not exceed the lesser of:

              (i) Thirty Thousand Dollars ($30,000) (or such other amount as the Secretary of the Treasury may hereafter prescribe); or

              (ii) Twenty-five percent (25%) of the Participant's Limitation Compensation for the Plan Year.

         (b) Annual Additions. "Annual Additions" means the sum of:

              (i)      Employer Contributions;

              (ii)     A Participant's Pre-tax Contributions; and

              (iii)    Forfeitures.

         (c) Disposition of Excess Annual Additions. If, as a result of a reasonable error in estimating a Participant's Compensation, or under other circumstances permitted by the Commissioner of Internal Revenue, the Committee determines that the Annual Additions allocated to a Participant's Accounts for a Plan Year would exceed the limitations set forth in this Section, the excess Annual Additions shall be disposed of as follows:

              (i) first, by reducing the Employer Profit Sharing Contributions for such Plan Year; and

              (ii) second, by refunding the Pre-tax Contributions in excess of six percent (6%) of their Compensation for such Plan Year to the extent that the reduction of such contribution would reduce the excess annual addition; and

         (iii) third, by reducing the Pre-tax Contributions and corresponding Employer Matching Contributions up to six percent (6%) of their Compensation for such Plan Year to the extent that the reduction of such contributions would reduce the excess annual addition. Such amounts shall be held in suspense in accordance with Reg. Section 1.415-6(b)(6)(ii) or any successor provision; and

         (iv) fourth, if the Participant is not covered by the Plan as of the end of the Plan Year, such excess Annual Additions shall be held unallocated in a suspense account for the Plan Year and shall be used in the next Plan Year (and succeeding Plan Years as necessary) to reduce future Employer Contributions for all remaining Participants.

         (d) Limitation of Coverage in More Than One Plan. For Plan Years beginning prior to January 1, 2000, if any Employee is a participant in one or more qualified defined benefit plans maintained by the Employer, the sum of their Defined Benefit Plan Fraction and their Defined Contribution Plan Fraction shall not exceed 1.0 for any year. If the sum of the Defined Benefit Plan Fraction and the Defined Contribution Plan Fraction exceed 1.0 for any Employee in any year, the Employer shall adjust or freeze the rate of benefit accrual so that the sum of both Fractions shall not exceed 1.0 for such Employee. The term "Defined Benefit Plan Fraction" for any year shall mean a fraction, the numerator of which is the projected normal retirement benefit of a Employee and the denominator of which is the lesser of (i) the dollar limitation of Code Section 415(b)(1)(A) multiplied by 1.25 (or if the Plan is a Top-Heavy Plan, as defined in Section 12.2 hereof, 1.0 unless the provisions of Section 12.4 hereof are satisfied) or (ii) the percentage limitation of Code Section 415(b)(1)(B) multiplied by 1.4. For purposes of determining such Fraction, all qualified defined benefit plans of Employers shall be treated as one plan and the average compensation under Code Section 415(b)(1)(A), if applicable, shall be based on the Employee's employment with all Employers. The "Defined Contribution Plan Fraction" for any year shall mean a fraction, the numerator of which is the aggregate amount of Annual Additions made to a participant's account as of the close of the current year, and the denominator of which is the aggregate amount of the lesser of (i) the dollar limitation of Section 4.6(a)(i) of the Plan, multiplied by 1.25 (or if the Plan is a Top-Heavy plan, as defined in Section 12.2 hereof, 1.0, unless the provisions of Section 12.4 are satisfied) or (ii) the percentage limitation of Section 4.6(a)(ii) of the Plan, multiplied by 1.4, for the current year and for each prior Year of Service with an Employer.

         3.7 Refund of Employer Contributions. An Employer Contribution shall be refundable to the Employer if such contribution was made conditioned upon an initial favorable IRS determination and such an initial determination is not received. The permissible refund must be made within one year from the date of denial of tax qualification. Such amounts are also refundable which relate to Employee Pre-tax Contributions refunded because of an unfavorable determination by the IRS with respect to the Plan's qualification.

         In no other event shall any funds in the Trust Fund ever revert to the Employer, except:

               (a) in the event an Employer Contribution is made as a result of an actual error or mistake of fact, the Employer Contribution may be returned to the extent of such error, or mistake of fact, within one year of the mistaken payment of the contribution; and

               (b) in the event an Employer Contribution is conditioned upon it being deductible for federal income tax purposes, and all or part of such deduction is disallowed, the Employer Contribution may be returned, to the extent of such disallowance within one year from the date of such disallowance.

                                 ARTICLE FOUR

                   INVESTMENT OF CONTRIBUTIONS AND ACCOUNTS

    4.1        Investment of Contributions and Accounts.

               (a) A Participant may elect to have their Pre-tax Contributions invested in one or more of the funds, which shall be funds maintained by the Trustee, designated by the Committee as Designated Investment Funds under this
Section 4.1. From time to time, the Committee may designate additional Designated Investment Funds, withdraw the designation of Designated Investment Funds or change Designated Investment Funds.

               (b) Upon enrollment each Participant shall elect the manner in which their Pre-tax Contributions are to be invested. Such election shall be in 5% increments. If no election is made, their Pre-tax Contributions will be invested in the money market fund.

               A Participant may change the election of Designated Investment Funds with regard to future Pre-tax Contributions as of the first paydate following any Valuation Date (in a manner established by the Committee). Such election shall be in 5% increments.

               A Participant may change the election of Designated Investment Funds with regard to the current Value of their Pre-tax Contribution Account monthly (in a manner established by the Committee), to be effective on the Valuation Date following their election. Such election shall be in 5% increments.

               The Committee may designate dates as of which enrollments and changes must be received prior to a paydate or Valuation Date.

               All elections shall be subject to rules established by the Committee.

               (c) All beneficiaries of deceased Participants who have Accounts in the Plan may direct the investment of their Accounts into any one or more the Designated Investment Funds, to the same extent that the Participant could have directed the investment of the Accounts. After an alternate payee's interest in a Participant's Accounts has been finally determined, the alternate payee may direct the investment of the alternate payee's Accounts into one or more of the Designated Investment Funds, to the same extent that the Participant could have directed the investment of the Accounts.

    4.2 Valuation of Trust Fund and Accounts. The assets of the Trust will be valued as of each Valuation Date at fair market value.

    4.3 Investment of Employer Matching Contributions. All Employer Matching Contributions will be invested in accordance with instructions of the Committee, including but not limited to Lillian Vernon Common Stock. Upon reaching age 55, employees can make an election once a year to transfer their accumulated Employer Matching Contribution Account to a money market fund.

    4.4 Investment of Employer Profit Sharing Contributions. All Employer Profit Sharing Contributions will be invested by a designated investment manager or managers in accordance with investment guidelines set by the Committee.

    4.5 Allocation of Appreciation and Loss. As of each Valuation Date, the Trustee shall determine the fair market value of each fund within the Trust and deliver a statement of such valuation to the Employer.

    As of each Valuation Date, any earnings or losses of the Trust shall be allocated to each Participant's account within each fund in accordance with the following formula:

               (a) Within each fund an allocation base will be calculated. The allocation base will be equal to the value of the Participant balances as of the last Valuation Date plus one-half of the current Valuation Date contributions.

               (b) Each Participant will receive a proportionate share of the earnings or losses for each fund based on the ratio of their allocation base compared to the allocation base for all Participants.

                                 ARTICLE FIVE

                                    VESTING


    5.1 Vesting of a Participant's Pre-tax Contribution Account. A Participant shall at all times be fully vested in the Value of their Pre-tax Contribution Account.

    5.2 Vesting of a Participant's Employer Matching Contribution Account. A Participant shall become vested in the Value of their Employer Matching Contribution Account in accordance with the following schedule:

               Years of Service                             Vested Percentage
               ----------------                             -----------------
               Less than 2 Years                                   0%
               2 or more Years                                   100%

    5.3 Vesting of a Participant's Employer Profit Sharing Contribution Account. A Participant shall become vested in the value of their Employer Profit Sharing Contribution Account determined in accordance with the following schedule:

               Years of Service                             Vested Percentage
               ----------------                             -----------------
               Less than 3 years                                    0%
               3 Years but less than 4                             20%
               4 Years but less than 5                             40%
               5 Years but less than 6                             60%
               6 Years but less than 7                             80%
               7 Years or more                                    100%

               Notwithstanding the above vesting schedules, Participants shall become one hundred percent (100%) vested in both their Employer Matching Contribution Account and their Employer Profit Sharing Contribution Account upon death, attainment of Normal Retirement Age or upon becoming Totally and Permanently Disabled.

               (b) In the case of a partially or fully vested Participant who has terminated employment and has thereafter resumed employment with the Employer, their Years of Service prior to the date of termination will be restored immediately upon such re-employment.

               (c) In the case of a non-vested Participant who has terminated employment and has thereafter resumed employment with the Employer prior to incurring five (5) consecutive one-year Breaks in Service, their Years of Service prior to the date of termination will be restored to them immediately upon such re-employment.

               (d) Any amount of a Participant's Employer Contribution Account attributable to Employer Matching Contributions not vested upon Termination of Employment shall constitute a forfeiture and shall be used to reduce future Employer Matching Contributions.

               (e) Any amount of an Eligible Employee's Employer Contribution Account attributable to Employer Profit Sharing Contributions not vested upon Termination of Employment shall constitute a forfeiture and shall be reallocated to all Eligible Employees employed on the last day of the Plan Year on the same basis as the Employer Profit Sharing Contribution pursuant to
Section 3.2(b).

    5.4        Reinstatement of Account After Rehire

               If such Participant resumes employment with the Employer and has their prior Years of Service restored, any forfeited amount shall be restored to the Participant's Employer Contribution Account immediately upon such reinstatement. Notwithstanding the foregoing, if such Participant had received a distribution from their Employer Contribution Account upon their prior Termination of Employment, such Participant's forfeited amount will be restored only if the Participant repays the amount of such distribution within two (2) years after their re-employment date. If such Participant subsequently terminates employment and is not entitled to the full balance in their Employer Contribution Account, the amount distributed from their Employer Contribution Account will be determined in accordance with the following:

               (a) First, the amount of the distribution received by the Participant from their Employer Contribution Account as of their prior Termination of Employment shall be added to the balance in their Employer Contribution Account as of the Valuation Date coincident with or next following their Termination of Employment.

               (b) Next, the amount determined under (a) above shall be multiplied by the vesting percentage applicable at their subsequent Termination of Employment under Section 5.2 and 5.3.

               (c) Finally, the amount determined under (b) above shall be reduced by the amount of the distribution received by the Participant from their Employer Contribution Account as of their prior Termination of Employment.

               The remaining portion of the Participant's Employer Contribution Account will be treated as a forfeiture and will be applied according to the provision of this Section 5.3(d) and 5.3(e).

                                  ARTICLE SIX

                             WITHDRAWALS AND LOANS


    6.1 Withdrawals from a Participant's Account. Upon prior notice (in a manner established by the Committee) to the Company, a Participant who has not terminated their employment with the Employer may make a withdrawal from their Pre-tax Contribution Account, subject to the following:

               (a) All amounts withdrawn shall be paid in cash;

               (b) The amounts available for withdrawals shall be based on the Values as of the Valuation Date next following the receipt of the withdrawal request;

               (c) Payments will be made as soon as practicable after the applicable Valuation Date;

               (d) Withdrawals from a Participant's Pre-tax Contribution Account shall be available only to the extent provided in Section 6.2 hereof;

               (e) For purposes of this Article Six, "Earnings" shall mean the difference (positive or negative) as of any Valuation Date between the Value of an Account and the contributions made to such Account; and

               (f) Withdrawals will be prorated from each of the investment funds.

    6.2 Withdrawal of Pre-tax Contributions. A Participant shall not be entitled to make any withdrawal from their Pre-tax Contribution Account unless such Participant is determined, upon application to the Committee, to be subject to "Hardship" (as hereinafter defined) or (ii) such Participant has attained the age of fifty nine and one-half (59 1/2).

               For purposes of this Section 6.2, the term "Hardship" with respect to a Participant shall mean the following situations involving circumstances of immediate and heavy financial needs:

               (a) medical expenses (within the meaning of Section 213(d) of the Code) previously incurred by the Employee, the Employee's spouse, children, or dependents or necessary for those persons to obtain medical care;

               (b) costs directly related to the purchase (excluding mortgage payments) of a principal residence for the Employee;

               (c) payment of tuition and related educational fees for the next twelve (12) months of post-secondary education for the Employee, the Employee's spouse, children or dependents; or

               (d) payments necessary to prevent the eviction of the Employee from or a foreclosure on the mortgage of, the Employee's principal residence.

    6.3        Immediate and Heavy Financial Need

               A distribution will be considered as necessary to satisfy an immediate and heavy financial need of the Employee only if:

               (a) The Employee has obtained the maximum available loans under the Plan;

               (b) The Employee will be prohibited from making contributions to this Plan and all other plans of the Employer for twelve months after the receipt of the Hardship withdrawal;

               (c) The distribution is not in excess of the amount of an immediate and heavy financial need. The amount of an immediate and heavy financial need may include any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution; and

               (d) The Employee may not make Pre-tax Contributions for the Employee's taxable year immediately following the taxable year of the Hardship withdrawal in excess of the applicable limit under Section 402(g) of the Code for such taxable year less the amount of such Employee's Pre-tax Contributions for the taxable year of the Hardship withdrawal.

               Notwithstanding the foregoing, effective for Plan Years beginning after December 31, 1988, a Participant will not be allowed to withdraw the Earnings credited after December 31, 1988, on their Pre-tax Contributions for Hardship.

               With respect to a Participant who has attained age fifty-nine and one-half (59 1/2), they shall be entitled to make a withdrawal from their Pre-tax Contribution Account at any time, not more often than once each Plan Year.

               With respect to a Participant who has a Termination of Employment, the provisions of Article Seven shall apply.

    6.4 Withdrawal of Employer Contributions. No withdrawals are permitted from a Participant's Employer Contribution Account prior to Termination of Employment.

    6.5 Loans. Upon application of any actively employed Participant or a former Participant who is a "party in interest" as such term is defined in
Section 3(14) of ERISA, the Trustee, as directed by the Committee in accordance with a uniform, non-discriminatory policy, will make a loan to such Participant on a non-discriminatory basis, and that any loans shall be secured by a pledge by the Participant of 50% of their Pre-tax Contribution Account in the Trust Fund. Any such loan shall be considered an investment of such Participant. All loan amounts borrowed will be deducted from each of the investment funds on a pro-rata basis and shall bear a reasonable rate of interest, which rate shall be determined at the time the loan is originated, modified, or renewed. A reasonable rate of interest is one that provides the Plan a return commensurate with interest rates charged by persons in the business of lending money for loans which would be made under similar circumstances.

               For the purpose of establishing a reasonable rate of interest, the Committee shall periodically contact lending institutions in the Employer's same geographical region(s) to determine the rate of interest charged by the lenders for similar loans (except that a Plan administered on a nationwide basis may use a national rate of interest). Participant loans originated, modified or renewed during the same period shall be charged the then prevailing rate charged on similar loans made by such lending institutions.

               A higher rate of interest may be charged on Participant loans which are not repaid through periodic deductions due to the increased administrative expense of collecting such loan repayments. The interest rate for the period of the loan will be fixed.

               No loan to any Participant shall exceed the lesser of (a) $50,000 reduced by the excess (if any) of (1) the highest outstanding balance of loans from the Plan during the one year period ending on the day on which such loan was made, over (2) the outstanding balance of loans from the Plan on the date on which such loan was made, or (b) one-half of the vested Value of a Participant's Pre-tax Contribution Account. The minimum amount that a Participant may borrow is $l,000. A Participant may not borrow amounts from their Employer Contribution Account.

               General purpose loans will be required to be repaid within five
(5) years. Loans for the purchase of a primary residence may be repaid over fifteen (15) years. There shall be no more than one (1) loan of each type outstanding at any one time to a Participant. Any loan will be required to be repaid through payroll deduction (for a Participant who is actively employed) in substantially equal installments with payments not less frequently than quarterly, unless the Participant repays the entire balance of the loan in a lump sum prior to the expiration of such loan. Any lump sum repayment may only be made as of any Valuation Date. Repayment of all loans under the Plan shall be secured by the portion of the Participant's Account deemed invested in the loan. Repayments will be invested in accordance with the Employee's investment election at the time of the repayment.

               If a Participant is on an authorized leave of absence and is receiving Compensation that is less than the amount due as payments on the Participants' outstanding loan, the Committee may permit the Participant to miss these payments for a period not to exceed 12 months; provided that the repayment period does not extend beyond the original maximum period outlined above, and at the end of the Participant's authorized leave of absence the loan is reamortized based upon the remaining period. Loan repayment shall be suspended as permitted under Section 414(u)(4) of the Code for those Participants in qualified military service.

               If at anytime prior to the full repayment of a loan to a Participant under Section 6.5, the Participant should cease to be a Participant by reason of their Termination of Employment, or the Plan should terminate, or an event of default otherwise occurs under the documents evidencing the loan, the unpaid balance owed by the Participant on the loan shall be due and payable immediately, and the amount of the distribution otherwise payable to the Participant (or, in the case of their death, to their Beneficiary) shall be reduced by the amount owed on the loan at the time of such distribution. Such reduction shall constitute a complete discharge of all liability to the Plan for the loan.

                                 ARTICLE SEVEN

                     DISTRIBUTIONS OTHER THAN WITHDRAWALS


    7.1        Payment Upon Termination of Employment.

               (a) Upon Termination of Employment for any reason, a Participant shall receive payment of the full Value of their vested Accounts no later than one hundred and eighty (180) days after the end of the Plan Year in which the latest of the following occurs:

                     (i)    The Participant's attainment of age sixty-five
                            (65);

                     (ii) The fifth (5th) anniversary of the year in which the Participant began participation in the Plan; or

                     (iii)  the Participant's Termination of Employment.

               (b) Notwithstanding the foregoing, if the Participant is a Five Percent Owner, the distributions from a Participant's Account shall begin no later than April 1 following the calendar year in which the Participant attains age seventy and one-half (70 1/2).

               For Plan Years beginning before January 1, 1999, if the Participant is not a Five Percent Owner and attains seventy and one-half (70 1/2) before 1998, the distributions from a Participant's Account shall begin no later than April 1 following the calendar year in which the Participant attains age seventy and one-half (70 1/2). Effective January 1, 1997, a Participant who is not a Five Percent Owner and who has not had a Termination of Employment may elect to stop distributions that would otherwise commence or continue under the prior sentence. If a Participant makes such an election, distributions must begin no later than April 1 following the calendar year in which the Participant has a Termination of Employment.

    For Plan Years beginning after December 31, 1998, if the Participant is not a Five Percent Owner and attains age seventy and one-half (70 1/2) during 1998 or later, the distributions from a Participant's Account shall begin no later than April 1 following the later of (i) the calendar year in which the Participant attains age seventy and one-half (70 1/2) or (ii) the calendar in which the Paricipant has a Termination of Employment.

    All distributions under this Section 7.1(b) shall be made in accordance with the requirements of Section 401(a)(9) of the Code, including the incidental death benefit provisions of Section 401(a)(9)(G) of the Code, and the regulations thereunder, which are hereby incorporated by reference. Distributions shall be made in a single annual payment. The first distribution shall be made in March before the April 1 required distribution date and subsequent distributions shall be made in December of that and all later calendar years, unless the Participant, on a form provided by the Committee, elects in an earlier date for distributions for all years.

    7.2 Method of Payment. Benefits shall be made available under the Plan as soon as practicable after Termination of Employment occurs. Payment of benefits shall be based on the Valuation Date coincident with or next following a request for payment. Notwithstanding the foregoing, in no event will payment of benefits be made to a Participant prior to their Normal Retirement Date without the Participant's consent unless the Value of the Participant's vested Accounts does not exceed $3,500 ($5,000 effective January 1, 1998). In the event a Participant defers the payment of benefits to their Normal Retirement Date, such payment may only be made prior to the Participant's Normal Retirement Date if the Participant dies or suffers Total and Permanent Disability.

    7.3 Death of a Participant. If a Participant shall die prior to the distribution of the Value of their Accounts, the Value of such Participant's Accounts at the time of their death shall be distributed to such Participant's Beneficiary as a lump sum. Notwithstanding the foregoing, if a Participant is married on the date of their death, the Value of such Participant's Accounts shall be distributed to such Participant's Spouse, unless such Participant had, with the consent (obtained in accordance with the provisions of Section
7.5 hereof) of their Spouse at the time of their death, designated another Beneficiary. The Value of such Participant's Accounts shall be reduced by the balance of any outstanding loan.

               If the Participant dies before the distribution of their Account commences, the Participant's entire interest will be distributed not later than five (5) years after the Participant's death except that if the Beneficiary is the Participant's surviving spouse, then the latest distribution date shall not be earlier than the date on which the Participant would have attained age 70 1/2. If the spouse dies before payment is made, subsequent distribution shall be made as if the spouse had been the Participant.

               If an unmarried participant dies without having designated a beneficiary, or if all designated beneficiaries fail to survive the participant, the value of the account shall be distributed to the participant's then living issue, per stirpes, and if none, to the participant's estate.

    7.4 Proof of Death and Right of Beneficiary. The Committee may require and rely upon such proof of death and such evidence of the right of any Beneficiary to receive the undistributed Value of the Accounts of a deceased Participant as the Committee may deem proper, and its determination of death and of the right of such Beneficiary to receive payments shall be conclusive.

    7.5 Consent of Spouse. Whenever the terms of their Plan require that the consent of a Participant's Spouse be obtained, such consent shall be valid only if it is in writing, contains an acknowledgement by such Spouse of the effect of such consent, and is witnessed by a notary public; provided, however, that the consent of a Participant's Spouse shall not be required in the event that the Participant establishes to the satisfaction of the Plan representative that they have no Spouse, that such Spouse cannot be located, or under such other circumstances as may be permitted under applicable Treasury regulations. Any consent necessary under this provision will be valid only with respect to the Spouse who signs the consent. A revocation of a prior election to waive the Spouse as Beneficiary may be made without the consent of the Spouse at any time prior to the commencement of benefits. The number of revocations shall not be limited.

    7.6 Form of Payment. Payment of benefits to a Participant or a Participant's Beneficiary will be made in cash, except that amounts invested in the Lillian Vernon Common Stock Fund may be, based on the election of the Participant or Beneficiary, distributed in whole shares of Lillian Vernon Common Stock with any fractional shares paid in cash.

    7.7 Direct Transfer of a Distribution. If a Participant or Beneficiary is entitled to receive a benefit distribution from the Plan (including a withdrawal made pursuant to Article Six) after December 31, 1992 which constitutes an "eligible rollover distribution" (within the meaning of Section 402(f)(2)(A) of the Code, such Participant or Beneficiary shall be entitled to elect to have the otherwise taxable portion of such distribution transferred in a direct trustee-to-trustee transfer to any "eligible retirement Plan" (within the meaning of Section 402(c)(8)(B) of the Code, as modified by Code
Section 401(a)(31)(D) thereof) selected by the Participant or Participant's Beneficiary in their written election to receive such distribution in this manner.

                                 ARTICLE EIGHT

                              MANAGEMENT OF FUNDS


    8.1 Trust Fund. All the funds of the Plan shall be held by a Trustee or Trustees appointed from time to time by the Company, in one or more trusts under a trust instrument or instruments approved or authorized by the Company for use in providing the benefits of the Plan; provided that no part of the corpus or income of the Trust Fund shall be used for, or diverted to, purposes other than for the exclusive benefit of Participants or their Beneficiaries.

    8.2 Reports to Participants. As soon as practicable after each calendar quarter, a Participant will receive a written statement setting forth the Value of each of their Accounts, together with a statement of the amounts contributed to each such Account by the Employee and by the Employer.

                                 ARTICLE NINE

                      PLAN ADMINISTRATION AND FIDUCIARIES


    9.1 Committee. The administration of the Plan, the power to construe and interpret it, and the responsibility for carrying out its provisions shall be vested in a Committee, which shall consist of not less than 2 nor more than 5 members appointed by the Company. The Committee shall be the named fiduciaries under the Plan. The Company shall at all times have power of removal, substitution and filling of vacancies. The members of the Committee shall appoint a secretary who may be but need not be a member of the Committee. The Committee may employ counsel and engage such clerical, financial or other services as it may deem necessary for the effective administration of the Plan and shall keep such accounts and records as it may deem necessary or proper. The Committee may authorize one or more of its members or such members' delegate, to perform the routine administrative functions of the Committee including, but not limited to, instructions to the Trustee or distributing notices or other communications to Participants, Beneficiaries or other persons.

    9.2 Quorum. A majority of the members of the Committee at any time in office shall constitute a quorum for the transaction of business at any meeting. Any determination or action of the Committee may be made or be taken by a majority of such members present at any meeting at which a quorum is present, or without a meeting by a resolution or written memorandum concurred in by a majority of the members then in office.

    9.3 Powers. The Committee shall have the power to interpret the Plan, to determine all questions of eligibility and the status and rights of Participants and others and to establish rules for the administration of the Plan and the transaction of its business. The determination or action of the Committee with respect to any question arising out of or in connection with the administration of the Plan shall be conclusive and binding on all persons having an interest in the Plan. No bond or other security shall be required of any member of the Committee in any jurisdiction unless otherwise required by law.

    9.4 Indemnity. The members and former members of the Committee and all persons employed by the Company, including, but not limited to, officers and directors, and those administering the Plan:

               (a) shall be fully protected by the Company with respect to any action taken by them in good faith which is based upon any valuation, certificate or report furnished by the Trustee or insurance company or by any accountant selected by the Committee, or which is based upon any opinion given by legal counsel selected by the Committee; and

               (b) shall not be liable for any act of omission or commission, except as expressly provided by ERISA.

    9.5 Claims Procedures. A Plan representative designated by the Committee will furnish to any Participant, upon request incident to his Termination of Employment or election to withdraw funds while in employment with the Employer, an explanation of his rights and benefit amounts under the Plan, and will render assistance in the completion of all pertinent forms prescribed by the Committee for the making of elections for which the Participant may be eligible under the Plan. Upon the death of any Participant while in the employment of the Employer, the Plan representative will initiate any claim on behalf of the Beneficiary. If the Plan representative does not do so within thirty (30) days after death, the Participant's Executor may do so. Subsequent to elections made by the Participant incident to Termination of Employment, any further claims of the Participant or the Beneficiary will be submitted by the Plan representative to the Committee. All claims shall be submitted by registered or certified mail to the Committee c/o the Company Headquarters.

               In the event of a denial of a claim to a Participant or Beneficiary, such person will be given notice in writing of such denial, which notice will set forth (i) the reason(s) for the denial, (ii) specific reference to pertinent Plan provisions on which the denial is based, (iii) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary, and (iv) an explanation of the Plan's claim review procedure. The Participant or the Beneficiary may, within a period of sixty
(60) days thereafter, request a review of such denial by filing notice in writing with the Committee; they may also review pertinent documents and submit issues and comments in writing. The Committee, at its discretion, may request a meeting to clarify any related matters it deems appropriate. The Committee shall issue its decision within sixty (60) days after receipt of the request for review unless special circumstances (such as, but not limited to, the need to hold a hearing) require an extension of time for processing, in which case a decision shall be rendered as soon as possible, but not later than one hundred twenty (120) days after receipt of the request for a review. The decision shall be in writing and shall include specific reasons for the decision and specific references to the pertinent plan provisions on which the decision is based. All interpretations, determinations and decisions of the Committee in respect of any claim will be final and conclusive.

    9.6        Fiduciaries.

               (a) Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan (including service both as Trustee and administrator).

               (b) A named fiduciary, or a fiduciary designated by a named fiduciary pursuant to paragraph 9.7(b) of this Article, may employ one or more persons to render advice with regard to any responsibility such fiduciary has under the Plan.

               (c) A person who is named fiduciary with respect to control or management of the assets of the Plan may appoint an investment manager or managers to manage (including the power to acquire and dispose of) any assets of a plan; such investment manager, who must be (i) registered as an investment advisor under the Investment Advisors Act of 1940; (ii) a bank, or
(iii) an insurance company which is qualified under the laws of more than one state to manage, acquire or dispose of assets of a plan, must acknowledge in writing that he is a fiduciary with respect to the plan.

    9.7        Allocation of Responsibilities.

               (a) The named fiduciaries may allocate fiduciary responsibilities (other than Trustee responsibilities) among themselves by a document in writing which shall be filed with the records of the Plan.

               (b) The named fiduciaries may designate by a document in writing any person or persons to carry out fiduciary responsibilities (other than Trustee responsibilities) under the Plan.

                                  ARTICLE TEN

                           AMENDMENT AND TERMINATION


    10.1 Amendment. The Board reserves the right at any time and from time to time, and retroactively if deemed necessary or appropriate to conform with governmental regulations, to modify or amend in whole or in part any or all of the provisions of the Plan; provided that no such modification or amendment shall make it possible for any part of the Trust Fund to be used for, or diverted to, purposes other than for the exclusive benefit of Participants or their Beneficiaries; and provided further, that no such amendment shall increase the duties of the Trustee without its consent thereto in writing. If an amendment is adopted which changes any vesting schedule under the Plan, each Participant who has been credited with three (3) Years of Service may elect to have his nonforfeitable percentage computed under the Plan without regard to such amendment. The period during which such election may be made shall begin on the date the amendment is adopted and shall end on the latest of: (a) the 60th day after the day the amendment is adopted; (b) the 60th day after the day the amendment becomes effective; or (c) the 60th day after the day the Participant is issued written notice of the amendment. Except as may be required to conform with governmental regulations, no such amendment shall adversely affect the rights of any Participants with respect to contributions made on his behalf prior to the date of such amendment.

    10.2 Termination. The Plan is purely voluntary on the part of the Employer and the Employer reserves the right to terminate in whole or in part, or completely discontinue contributions under the Plan, and terminate the Trust Agreement and the Trust hereunder. If the Plan is terminated or if there a complete discontinuance of contributions to the Plan, each Participant's interest in his Accounts shall become fully vested. If there is a partial termination of the Plan, each affected participant's interest in his Accounts shall become fully vested. In the event of a complete termination of the Plan, Participants' Accounts shall be distributed as soon as administratively practicable after the termination. In the event of a partial termination of the Plan or a complete discontinuance of contributions, payment of benefits shall be made under the provisions of Articles Six and Seven.

                                ARTICLE ELEVEN

                              GENERAL PROVISIONS

    11.1 Expenses. All costs and expenses incurred in administering the Plan, including the expenses of the Committee, the fees and expenses of the Trustee and other legal and administrative expenses shall be paid out of the Trust Fund, except to the extent paid by the Employer.

    11.2 Source of Payments. Benefits under the Plan shall be payable only out of the Trust Fund or under any insurance contract or contracts purchased by the Trustee, and the Employer shall have no legal obligation, responsibility, or liability to make any direct payment of benefits under the Plan. Neither the Employer nor the Trustee guarantees the Trust Fund against any loss or depreciation or guarantees the payment of any benefit hereunder. No person shall have any rights under the Plan with respect to the Trust Fund, or against the Trustee, insurance company or Employer, except as specifically provided for herein.

    11.3 Spendthrift. No benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt to do so shall be void. This Section 11.3 shall also apply to the creation, assignment or recognition of a right to any benefit payable with respect to a Participant pursuant to a domestic relations order, unless such order is determined to be a "qualified domestic relations order", as defined in Section 414(p) of the Code.

               Any other provision of the Plan to the contrary notwithstanding, the Committee is authorized, pursuant to such uniform and nondiscriminatory rules as it shall establish which shall be consistent with applicable law and the terms of the applicable qualified domestic relations order, to cash out benefits to which alternate payees may be entitled prior to the date such benefits would otherwise become payable in accordance with the applicable provisions of the Plan.

    11.4 No Right To Employment. Nothing herein contained nor any action taken under the provisions hereof shall be construed as giving any Employee the right to be retained in the employ of the Employer or in any other way modifying or affecting the terms of employment of any Employee.

    11.5 Merger, Consolidation or Transfer of Assets or Liabilities. In the case of any merger or consolidation with, or transfer of assets or liabilities to, any other plan, each Participant shall (if the Plan then terminated) receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan had then terminated).

    11.6 Uniform Administration. Whenever in the administration of the Plan any action is required by the Committee, such action shall be uniform in nature as applied to all persons similarly situated and no such action shall be taken which will discriminate in favor of a highly compensated Participant or Participants whose principle duties consist of supervising the work of others.

    11.7 Headings. The headings of the sections in this Plan are placed herein for convenience of reference and in the case of any conflict the text of the Plan, rather than such headings, shall control.

    11.8 Actions Against Trustees. No person other than the Employer has the right to maintain or institute any action or proceeding against the Trustees for the enforcement of any provision of the Trust, except by written authority of the Employer or a determination by a court of competent jurisdiction. Any final judgment which is not appealed or appealable that may be entered in any such action or proceeding shall be binding and conclusive on the Employer, all Participants and all persons having or claiming to have any interest in the Trust.

    11.9 Use of Pronouns. The masculine pronoun as used herein refers to both men and women, and words used in the singular are intended to include the plural, whenever appropriate.

    11.10 Construction. The Plan shall be construed, regulated and administered in accordance with the laws of the State of New York; ERISA, as amended; and the Internal Revenue Code of 1986, and amendments thereto.

    11.11 Voting Rights. With respect to any equity securities of the Company, ("Company Stock"), the Trustee shall vote the Company Stock as directed by the Committee. If the Committee shall fail to provide direction, the Trustee shall vote the Company Stock in its discretion. The Trustee shall tender or exercise similar rights with respect to Company Stock according to the Committee's instructions. If the Committee shall fail to provide direction, the Trustee shall not tender or exercise similar rights with respect to shares of Company Stock unless the failure to do so would be a violation of ERISA.

                                ARTICLE TWELVE

                     PROVISIONS RELATING TO TOP-HEAVY PLAN


    12.1 Applicability. The provisions of this Article Twelve shall apply to any Plan Year if, as of the applicable Determination Date, the Plan constitutes a Top-Heavy Plan.

    12.2 Definitions. The definitions apply to this Article Twelve and unless otherwise specifically stated in another section hereof do not apply to any other section of this Plan.

               A. Determination Date. With respect to each Plan Year, the Determination Date shall be the final day of the immediately preceding Plan Year, provided, however, that with regard to the Plan's initial Plan Year, the "Determination Date" shall be the last day of the first Plan Year.

               B. Key Employee. "Key Employee" shall mean any Employee who, at any time during the Plan Year as of which a determination is made or any of the four (4) preceding Plan Years, is (in accordance with Code Section 416(i) and the regulations promulgated thereunder):

                       (a) an officer of the Company or any Control Group Company whose annual compensation during any such Plan Year exceeds one hundred fifty percent (150%) of the maximum dollar limitation under Code
Section 415(c)(1)(A) as in effect for the calendar year of the Determination
Date;

                       (b) one of the ten (10) Employees of the Company or any Control Group Company owning or considered as owning (within the meaning of Section 318 of the Code) the largest interests in the Company or such Control Group Company, excluding, however, any

Employee who earns less than the maximum dollar limitation under Section 415(c)(1)(A) as in effect for the calendar year of the Determination Date, provided that for the purposes of this paragraph (b), if two (2) Employees have the same interest in the Company or a Control Group Company, the Employee whose annual compensation from the Company or such Control Group Company is greater shall be treated as having the greater interest;

                       (c) an Employee who owns (or is considered as owning within the meaning of Section 318 of the Code) more than five percent (5%) of the outstanding stock of the Company or stock possessing more than five percent (5%) of the total combined voting power of all stock of the Company; or

                       (d) an Employee who (i) owns (or is considered as owning within the meaning of Section 318 of the Code) more than one percent (1%) of the outstanding stock of the Company or more than one percent (1%) of the total combined voting power of all stock of the Company and (ii) who receives annual compensation from the Company or any Control Group Company in excess of One Hundred Fifty Thousand Dollars ($150,000).

                       (e) For the purpose of applying Section 318 of the Code under paragraphs (b), (c) and (d) of this subsection B, the phrase "50 percent" in Section 318(a)(2) of the Code shall be replaced by the phrase "5 percent."

               C. Non-Key Employee. Any Employee who is not a Key Employee.

               D. Aggregated Plans. "Aggregated Plans" shall mean (1) all plans of the Company or any Control Group Company (a) that are qualified under Code Section 401(a) and (b) in which a Key Employee is a participant, and (2) all other plans of the Company or any Control Group Company that enable any plan described in clause (1) above to meet the requirements of Code Sec-tion 401(a)(4) or 410 (the "Required Aggregation Group"). In addition, the term "Aggregated Plans" shall include any plan of the Company or any Control Group Company which is not required to be included in the Required Aggregation Group, provided that the resulting group, taken as a whole, continues to meet the requirements of Code Sections 401(a)(4) and 410 (the "Permissive Aggregation Group"). The Committee may elect to exclude as an Aggregated Plan any plan in the Permissive Aggregation Group that is a collectively bargained plan, if the necessary information as to participants and benefits with respect to such plan is not available.

               E. Top-Heavy Plan. The Plan shall constitute a "Top-Heavy Plan" for any Plan Year if, as of the applicable Determination Date, the sum of (a) the accounts of Key Employees under any Aggregate Plan that is of a defined contribution type and (b) the present value of the cumulative accrued benefits of Key Employees under any Aggregate Plan that is of a defined benefit type exceeds sixty percent (60%) of the sum of (a) the accounts of all Employees under any Aggregate Plan that is of a defined contribution type and (b) the present value of the cumulative accrued benefits of all Employees under any Aggregate Plan that is of a defined benefit type. The above determinations shall be made in accordance with Code Section 416(g).

               F. Super Top-Heavy Plan. The Plan shall constitute a "Super Top-Heavy Plan" for any Plan Year if, as of the applicable Determination Date, the sum of (a) the accounts of Key Employees under any Aggregate Plan that is of a defined contribution type and (b) the present value of the cumulative accrued benefits of Key Employees under any Aggregate Plan that is of a defined benefit type exceeds ninety percent (90%) of the sum of (a) the accounts of all Employees under any Aggregate Plan that is of a defined contribution type and (b) the present value of the cumulative accrued benefits of all Employees under any Aggregate Plan that is of a defined benefit type. The above determination shall be made in accordance with Code Sections 416(g) and 416(h)(2)(B).

               G. Control Group Company. Any member of the controlled group of corporations of which the Company is a Participant (as determined in accordance with Sections 414(b), and (c) of the Internal Revenue Code of 1986, and amendments thereto).

               H. Rules for Determining Accrued Benefits and Accounts. In determining the present value of accrued benefits for Aggregated Plans of the defined benefit type and accounts for Aggregated Plans of the defined contribution type, the following rules shall prevail:

                       (a) The accrued benefit for each current Employee shall be computed as if the Employee voluntarily terminated service as of the Determination Date.

                       (b) The interest rate to be used shall be five percent (5%) and post-retirement mortality shall be determined based on the 1971 Group Mortality Table for Males. There shall be no assumptions as to pre-retirement mortality or future increases in cost of living.

                       (c) If a qualified joint and survivor annuity within the meaning of Code Section 401(a)(11) is the normal form of benefit, for purposes of determining the present value of the accrued benefit, the Spouse of the Participant shall be assumed to be the same age as the Participant.

                       (d) The present value shall reflect a benefit payable commencing at normal retirement age (or attained age, if later), provided that if the Plan provides for a nonproportional subsidy, the benefit shall be assumed to commence at the age at which the benefit is most valuable.

                       (e) The employer contribution account shall be determined as of the most recent valuation occurring within the twelve (12) month period ending on the Determination Date.

                       (f) An adjustment shall be made for any contributions due as of the Determination Date. Such adjustment shall be the amount of any contributions actually made after the valuation date but before the Determination Date, except that for the first Plan Year such adjustment shall also reflect the amount of any contributions made after the Determination Date that are allocated as of a date in the first Plan Year.

                       (g) The accrued benefit or account balance with respect to any Employee shall be increased by the aggregate distributions made to such Employee from any Aggregated Plan during the five (5) year period ending on the Determination Date; provided, however, that any distribution made after a valuation date but prior to the Determination Date shall not be counted as a distribution to the extent already included as of the valuation date.

                       (h) Any Employee contributions, whether voluntary or mandatory, shall be included. However, amounts attributable to tax deductible qualified employee contributions shall not be considered to be a part of the account.

                       (i) For purposes of this Article Twelve, a beneficiary of any deceased Employee shall be considered a member hereunder.

                       (j) Notwithstanding anything herein to the contrary, no individual shall be counted as an Employee or Participant for the purposes of this Article Twelve if such individual has not received compensation (other than benefits under the Plan) during the five (5) year period ending on a Determination Date.

               I. Top-Heavy Plan Year. "Top-Heavy Plan Year" shall mean a Plan Year in which a Year of Service is accrued by the Top-Heavy Participant provided that no Plan Year shall be classified as a Top-Heavy Plan Year if in such Plan Year the Plan was not a Top-Heavy Plan.

               J. Top-Heavy Compensation. "Top-Heavy Compensation" shall mean compensation of the Top-Heavy Participant from the Employer within the meaning of Section 415 of the Code.

               K. Top-Heavy Participant. "Top-Heavy Participant" shall mean each Participant and any Employee who is excluded from being a Participant (or who accrued no benefit) because their compensation was less than a stated amount or any Employee who is excluded from being a Participant because of a failure to make mandatory employee contributions.

               L. Testing Period. "Testing Period" shall mean with respect to a Top-Heavy Participant the five (5) consecutive Top-Heavy Plan Years of employment of such Top-Heavy Participant by the Employer or any Control Group Company during which the aggregate Top-Heavy Compensation paid by the Employer or any Control Group Company to such Top-Heavy Participant was the highest, or if the Plan was a Top-Heavy Plan for less than five (5) Top-Heavy Plan Years, the number of Top-Heavy Plan Years. Exclusion of a Plan Year as a Top-Heavy Plan Year because a Year of Service was not accrued or because of subparagraph
I. above shall not be deemed to break the consecutiveness of the surrounding Top-Heavy Plan Years.

    12.3       Minimum Contribution.

               A. Subject to B. and C. below, for each Plan Year during which the Plan constitutes a Top-Heavy Plan, the Employer shall contribute on behalf of each Top-Heavy Participant other than a Key Employee who is employed on the last day of the Plan Year (and without regard to whether such Participant was credited with a Year of Service for such Plan Year) an amount equal to the lesser of (a) three percent (3%) of such Top-Heavy Participant's Top-Heavy Compensation for such Plan Year or (b) if the greatest percentage of Top-Heavy Compensation contributed by the Employer on behalf of a Key Employee during such Plan Year is less than three percent (3%), the greatest percentage of such Top-Heavy Participant's Top-Heavy Compensation contributed for a Key Employee.

               B. If the Top-Heavy Participant (other than a Key Employee) is also a participant in a qualified defined benefit plan of the Employer and such qualified defined benefit plan does not constitute a Top-Heavy Plan, the additional contribution due under A. above shall be reduced by the actuarial equivalent of the benefits derived by the Top-Heavy Participant under such defined benefit plan calculated on the basis of the Actuarial Assumptions of the Plan.

               C. If the Top-Heavy Participant (other than a Key Employee) is also a participant in a qualified defined benefit plan of the Employer and such qualified defined benefit plan constitutes a Top-Heavy Plan, no minimum contribution under this Section 12.3 shall be required.

    12.4 Section 415 Adjustments. In the event the Plan is a Top-Heavy Plan for any Plan Year, 1.0 shall be substituted for 1.25 in Section 415(e) of the Code unless (a) the Plan is not a Super Top-Heavy Plan for such Plan Year and
(b) each Top-Heavy Participant is credited with a benefit not less than the lesser of four percent (4%) or the amount determined under Section 13.3(A)(b) hereof.

    IN WITNESS WHEREOF, Lillian Vernon Corporation has caused this instrument to be executed this _____ day of ______, 1998.





                                    By:
                                       ------------------------------

                                        Susan C. Handler
                                       ------------------------------
                                        (Name of Corporate Officer)


                                        Vice President-Controller
                                        Secretary
                                       ------------------------------
                                        (Title of Corporate Officer)